UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to §240.14a-12
HIPPO HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hippo Holdings Inc.

1 Almaden Blvd., Ste 400

San Jose, CA 95113

April 22, 2026

Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Hippo Holdings Inc. on Tuesday, June 2, 2026 at 11:00 a.m. (Central Time). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 1 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Sandra Wijnberg Sandra Wijnberg
Chair

Hippo Holdings Inc.

1 Almaden Blvd., Ste 400

San Jose, CA 95113

Notice of Annual Meeting of Stockholders

Tuesday, June 2, 2026

11:00 a.m. Central Time

The Annual Meeting of Stockholders (the “Annual Meeting”) of Hippo Holdings Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m. Central Time on Tuesday, June 2, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

The principal business of the Annual Meeting will be to:

1.	Elect Lori Dickerson Fouché, Hugh R. Frater, and Richard McCathron as Class II directors for a three-year term;

2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of our common stock as of the close of business on April 7, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such stockholders will be open to examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@hippo.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting after entering the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

/s/ Sara Garvey
Sara Garvey
General Counsel and Secretary
San Jose, California
April 22, 2026

HIPPO HOLDINGS INC.

1 Almaden Blvd., Ste 400

San Jose, CA 95113

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Hippo Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 2, 2026 (the “Annual Meeting”), at 11:00 a.m. Central Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.00001 par value per share, as of the close of business on April 7, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 26,031,227 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 22, 2026 to our stockholders on the Record Date.

In this proxy statement, “Hippo,” “Company,” “we,” “us,” and “our” refer to Hippo Holdings Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2026:

The Notice of Annual Meeting, Proxy Statement and our

2025 Annual Report to Stockholders are available electronically at

www.proxydocs.com/HIPO

Proposals

At the Annual Meeting, our stockholders will be asked:

1.	To elect Lori Dickerson Fouché, Hugh R. Frater, and Richard McCathron as Class II directors for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Lori Dickerson Fouché, Hugh R. Frater, and Richard McCathron as Class II directors for a three-year term;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	FOR, on an advisory basis, the compensation of our named executive officers (“NEOs”); and

•	FOR annual advisory votes to approve NEO compensation.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders on the Company’s proxy card will vote your shares in accordance with their best judgment.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) regarding the Internet availability of the proxy materials for Annual Meeting. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.proxydocs.com/HIPO and following the instructions or calling (866) 648-8133. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Notice. The Internet Notice does, however, include instructions on how to vote your shares.

HIPPO HOLDINGS INC.

Proxy Statement

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 7, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 26,031,227 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding the shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in street name?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You must follow the instructions from your bank or brokerage firm in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting in person or by remote communication, or represented by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Annual Meeting?

Hippo has decided to hold the Annual Meeting entirely online this year. You must register to attend and participate in the Annual Meeting by visiting the following website: www.proxydocs.com/HIPO. To register for the Annual Meeting, you will need the control number included in the Internet Notice or on your proxy card. You will receive an email with instructions on how to join the virtual meeting immediately after you register, and again one hour prior to the meeting. If your shares are held in street name and you wish to attend the Annual Meeting, you should follow the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 11:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin promptly at 10:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – you can vote over the internet at www.proxydocs.com/HIPO by following the instructions on the Internet Notice or proxy card;

•	by Telephone – you can vote by telephone by calling (866) 670-1140 and following the instructions on the proxy card;

•	by Mail – you can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Annual Meeting – if you attend the Annual Meeting online, you will need the control number included in your Internet Notice or on your proxy card to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and you can vote at any time until the commencement of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet or by telephone, you will need the control number included in your Internet Notice or on your proxy card.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid legal proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by voting through the Internet or telephone before the closing of those voting facilities at 11:59 p.m. Eastern Time on June 1, 2026;

•	by giving written notice of revocation to the Secretary of Hippo prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Who will count the votes?

A representative of Mediant Communications Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how many shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on pages 6, 11, 24 and 25 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting saves Company and stockholder expenses associated with traveling to a meeting location and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.proxydocs.com/HIPO. You will also be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders online either during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Appropriate questions submitted by stockholders will be read during the Q&A portion of the Annual Meeting. Through this process, we believe we can respond to more questions than we were able to respond to at an in-person meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. If you would like to submit questions in advance of the Annual Meeting, please visit www.proxyvote.com before 11:59 p.m. Eastern Time on June 1, 2026 and enter your 16-digit control number. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are not relevant to the business of the Company or the Annual Meeting or questions that are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the person presiding over the Annual Meeting or Secretary, in their reasonable judgment, including, among other things, questions:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	containing derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two-question limit; or

•	in furtherance of the stockholder’s personal or business interests.

Depending on the number of questions submitted, we may not be able to answer all questions during the Annual Meeting. Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of votes withheld / abstentions and broker non-votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast on the matter (excluding abstentions and broker non-votes).	Abstentions and broker non- votes, if any, will have no effect, and because brokers have discretionary authority to vote on this proposal we do not expect any broker non-votes in connection with this proposal

Proposal 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes will have no effect. cast on the matter (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

Proposal 4: Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast on the matter (excluding abstentions and broker non-votes). If no frequency receives the foregoing vote, the Board will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP, the advisory vote on executive compensation, and the advisory vote on the frequency of advisory votes on executive compensation.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. We do not expect any broker non-votes in connection with such proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, advisory votes on executive compensation, and advisory votes on the frequency of advisory votes on executive compensation. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have ten directors on our Board. At the Annual Meeting, our three Class II Directors, Lori Dickerson Fouché, Hugh R. Frater, and Richard McCathron, are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2029 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification, or removal. On April 21, 2026, Eric Feder, a Class I Director, announced that he would be resigning from the Board effective June 3, 2026. Pursuant to our Bylaws, our Board has the authority to appoint new directors to fill vacancies created by director resignations, and has exercised such authority to appoint Stewart Ellis to the Board as a Class I director effective June 3, 2026.

As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term expires at the 2028 Annual Meeting of Stockholders and whose subsequent term will expire at the 2031 Annual Meeting of Stockholders; Class II, whose term currently expires at the 2026 Annual Meeting of Stockholders and whose subsequent term will expire at the 2029 Annual Meeting of Stockholders; and Class III, whose term expires at the 2027 Annual Meeting of Stockholders and whose subsequent term will expire at the 2030 Annual Meeting of Stockholders. The current Class I directors are Eric Feder1, Laura Hay, Sam Landman and John Nichols; the current Class II directors are Lori Dickerson Fouché, Hugh R. Frater, and Richard McCathron; and the current Class III directors are Susan Holliday, Mark Schaaf and Sandra Wijnberg.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as may be possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class II Director of the person whose name and biography appears below. In the event that any of Ms. Fouché, Mr. Frater or Mr. McCathron should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Ms. Fouché, Mr. Frater or Mr. McCathron will be unable to serve if elected. Each of Ms. Fouché, Mr. Frater and Mr. McCathron has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal 1 for the election of each of the below Class II Director nominees.

Nominees for Class II Director (terms to expire at the 2029 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since[2]	Position with Hippo
Lori Dickerson Fouché	56	2021	Director
Hugh R. Frater	70	2018	Director
Richard McCathron	54	2020	President, Chief Executive Officer & Director

The principal occupations and business experience, for at least the past five years, of each Class II Director and nominee for election at the 2026 Annual Meeting of Stockholders are as follows:

Lori Dickerson Fouché

Lori Dickerson Fouché has served as a member of our Board of Directors since May 2021. Ms. Fouché served as Chief Executive Officer of TIAA Financial Solutions from August 2018 to December 2020 and served in various senior roles at Prudential Financial from July 2013 to July 2018. Prior to that, Ms. Fouché served as President and Chief Executive Officer of Fireman’s Fund Insurance Company from February 2006 to June 2013, and as Senior Vice President of Chubb Specialty Insurance from August 2002 to February 2006. Ms. Fouché holds an MBA from Harvard Business School and a bachelor’s degree from Princeton University, and she currently serves on the Board of Trustees of Princeton University and the Boards of Directors of Kraft Heinz Company and Aegon, both publicly traded companies. We believe Ms. Fouché is qualified to serve on our Board of Directors due to her executive experience at several different companies in the insurance and financial sectors.

Hugh R. Frater

Hugh R. Frater has served as a member of our Board of Directors since April 2018. Since June 2023, Mr. Frater has served as the Chairman of the Board of Vessel Technologies, Inc. Previously, Mr. Frater served as the Chief Executive Officer of Fannie Mae from March 2019 to May 2022, after serving as the interim Chief Executive Officer from October 2018 to March 2019, and serving on their board since 2016. Mr. Frater served as a director of VEREIT, Inc. (NYSE: VER) beginning in April 2015, serving as its Non-Executive Chairman from September 2015 to November 2021. Mr. Frater previously led Berkadia Commercial Mortgage LLC, a national commercial real estate company providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. He served as chairman of Berkadia from April 2014 to December 2015, and he served as chief executive officer of Berkadia from 2010 to April 2014. Earlier in his career, Mr. Frater was an executive vice president at PNC Financial Services, where he led the real estate division, and was a founding partner and managing director of BlackRock, Inc. Mr. Frater holds an MBA from Columbia Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Frater is qualified to serve on our Board of Directors due to his experience in executive management roles at several different companies in the real estate and financial sectors.

Richard McCathron

Richard McCathron has served as a member of our Board of Directors and as our President since February 2017, and as our Chief Executive Officer since June 2022. Prior to Hippo, Mr. McCathron held senior executive positions at various insurance companies including First Connect Insurance as its President and Chief Executive Officer from October 2012 to February 2017, Home Value Protection, Inc. as its Chief Revenue Officer from April 2011 to March 2012, Superior Access Insurance Services as its President and Chief Executive Officer from June 2007 to October 2010, and Mercury Insurance Group as its Regional Vice President from April 2004 to June 2007. Mr. McCathron is both a Chartered Property and Casualty Underwriter and a Certified Insurance Counselor and sits on the board of directors of Spinnaker Insurance Company and First Connect Insurance. He is

an advisor for several other insurtech companies and holds a B.S. in Finance from Oregon State University. We believe Mr. McCathron is qualified to serve on our Board of Directors due to his perspective and experience as our President and Chief Executive Officer, as well as his extensive operational and executive experience in the insurance sector.

Continuing Members of the Board of Directors:

Class I Directors (terms to expire at the 2028 Annual Meeting of Stockholders)

The current1 members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Hippo
Stewart Ellis[1]	50	2026	Director
Laura Hay	63	2025	Director
Sam Landman	45	2017	Director
John Nichols	65	2022	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Stewart Ellis

Stewart Ellis will join the Board of Directors as a non-independent director effective June 3, 2026. Mr. Ellis currently serves as our Executive Vice President and Chief Strategy Officer and will resign from this position and become a consultant to the Company effective May 1, 2026. Prior to his role as Executive Vice President and Chief Strategy Officer, Mr. Ellis served as our Chief Financial Officer from February 2019 to March 2025. Prior to joining Hippo, Mr. Ellis served as Chief Financial Officer at Activehours (d/b/a Earnin), a mobile fintech company, from April 2017 to February 2019. From July 2012 to April 2017, Mr. Ellis was employed by BloomReach, Inc., an enterprise software company where he served as Chief Financial Officer. Mr. Ellis also served as Vice President, Finance, and other roles, of 23andMe, Inc. where he was employed from September 2008 to July 2012. Mr. Ellis holds a bachelor’s degree with a concentration in Economics from Harvard College and an MBA from Harvard Business School. We believe Mr. Ellis is qualified to serve on our Board due to his substantial finance, corporate development and strategy expertise, public company executive experience and extensive historical knowledge of the Company.

Laura Hay

Laura Hay has been a member of our Board of Directors since October 2025. She has more than 35 years of experience in financial services and was most recently the Global Head of Insurance for KPMG International until her retirement in 2023, where she led more than 10,000 professionals across 90 countries and advised on growth strategy, innovation, and risk management. Driven by a desire to increase the number of female leaders within financial services, she launched Mind the Gap, a blog featuring C-suite and board-level women from around the world. She developed and delivered hundreds of “Confidence and Risk-Taking” workshops to over 20,000 women and male allies worldwide. She currently serves on the Boards of two publicly traded companies, MetLife and Everest Group, as well as Board of the Girl Scouts of Greater New York. Ms. Hay is a Fellow of the Society of Actuaries and earned a bachelor’s degree in Mathematics from the University of California, Berkeley. We believe Ms. Hay is qualified to serve on our Board of Directors due to her deep experience in insurance, risk identification and management, accounting and executive leadership.

[1]	On April 21, 2026, the Company announced that effective June 3, 2026, Eric Feder would be resigning from the Board and Stewart Ellis would be appointed to the Board as a Class I Director.

Sam Landman

Sam Landman has served as a member of our Board of Directors since December 2017. Mr. Landman currently serves as a Managing Director of Mosaic General Partnership and served as a Managing Director of Mastry Inc. since February 2021. Mr. Landman served as Managing Director of Comcast Ventures from 2009 to 2021, where he was involved in sourcing, diligencing, and advising portfolio companies across a range of categories, including fintech, commerce, social, video, healthcare, marketing technologies, and cleantech. In addition to his role on the Hippo board, Mr. Landman serves as a member of the board of several private companies. Mr. Landman holds a bachelor’s degree from Bucknell University and a Master of Business Administration from the Tuck School of Business at Dartmouth College. We believe Mr. Landman is qualified to serve on our Board of Directors due to his technology investment experience and his service as a director at numerous companies.

John Nichols

John Nichols has served as a member of our Board of Directors since August 2022. Most recently, Mr. Nichols served as Interim Chief Executive Officer and Chairman of the Board at Protective Insurance Company where he oversaw the acquisition of the company by Progressive Insurance Company in 2021. Prior to Protective, Mr. Nichols was the CEO of Axis Reinsurance Ltd. and held various roles, including President, during a fifteen-year stint at RenaissanceRe Ventures Ltd. He currently serves on the board of Glass House Brands, a publicly traded company, and on the board of several private companies, including Delaware North Companies, Chelsea Avondale/Max Insurance and Greenie Re, and previously served on the boards of Brit Re and Sussex Re, Enhanzed Re, and National General Insurance Company. Mr. Nichols holds a Bachelor of Science in Accounting from Babson College. We believe Mr. Nichols is qualified to serve on our Board of Directors due to his extensive experience in the insurance industry, including as an executive, and his service as a director at other companies.

Class III Directors (terms to expire at the 2027 Annual Meeting)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Director Since	Position with Hippo
Susan Holliday	59	2025	Director
Mark Schaaf	49	2023	Director
Sandra Wijnberg	69	2020	Chair

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Susan Holliday

Susan Holliday has been a member of our board of directors since October 2025. She brings over 30 years of experience in global financial services, specializing in insurance, strategy, and risk management. She worked in several areas of the IFC and the World Bank until June 2022, and prior to that, was a managing director at Swiss Re, serving as Head of Strategy for Swiss Re’s global reinsurance business and, before this, group Head of Investor Relations. She currently serves on the board of PensionBee Group plc (LSE:PBEE) and the advisory board of Xyant, and previously served as a board director in the UK, US, Brazil, Nigeria, and India, with a focus on regulated financial services. She graduated from Magdalen College, Oxford, with a degree in Modern History and completed Harvard Business School’s Advanced Management Program. She is a Chartered Accountant and a Qualified Risk Director of the DCRO Institute, holds the HBS Corporate Director Certification, and the NACD, DC. We believe Ms. Holliday is qualified to serve on our Board of Directors due to her significant insurance, insurtech, reinsurance, risk management and investor relations experience.

Mark Schaaf

Mark Schaaf has served as a member of our Board of Directors since August 2023 Mr. Schaaf currently serves as the Chief Technology Officer at Superhuman, having joined the company in August 2024. Previously, he served as Chief Operating Officer at Retool, Inc. from December 2022 to December 2023. Prior to Retool, Mr. Schaaf was the Chief Technology Officer of Instacart, where he led the engineering organization from 2018 through significant expansion in preparation for the company’s IPO. Earlier in his career, he served as Chief Technology Officer for Thumbtack and as a Senior Engineering Director at Google following its acquisition of AdMob. Mr. Schaaf holds a BS from the University of Notre Dame. We believe Mr. Schaaf is qualified to serve on our Board of Directors due to his extensive experience as an executive within the technology industry and his cybersecurity expertise.

Sandra Wijnberg

Sandra Wijnberg has served as a member of our Board of Directors since September 2020. From 2014 to 2019, she was an executive advisor of Aquiline Capital Partners, a subsidiary of Aquiline Holdings LLC, a registered investment advisory firm and from 2007 to 2014 was a partner and the chief administrative officer of Aquiline Holdings LLC. From 2014 through 2015, Ms. Wijnberg served as the Deputy Head of Mission for the Office of the Quartet in Jerusalem, a development project under the auspices of the United Nations. Previously, Ms. Wijnberg served as Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a global professional services company and was treasurer and interim Chief Financial Officer of YUM! Brands, Inc. Prior to that, she held financial management positions with PepsiCo., Inc. and worked in investment banking at Morgan Stanley and Lehman Brothers. Ms. Wijnberg serves on the board of the following publicly traded companies: Automatic Data Processing, Inc., Cognizant Technology Solutions Corp., and T. Rowe Price Group, Inc., and previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009. She is a trustee of the John Simon Guggenheim Memorial Foundation. Ms. Wijnberg holds a Bachelor’s degree in English Literature from the University of California, Los Angeles, and an MBA from the University of Southern California, Marshall School of Business. We believe Ms. Wijnberg is qualified to serve on our Board of Directors due to her experience in executive leadership roles, her financial expertise, and her service as a director and audit committee chair at numerous companies.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit, Risk, and Compliance Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

The Audit, Risk, and Compliance Committee reappointed Deloitte as our independent registered public accounting firm in March 2026. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit, Risk, and Compliance Committee will consider this fact when it appoints the independent registered accounting firm for the fiscal year ending December 31, 2027. Even if the appointment of Deloitte is ratified, the Audit, Risk, and Compliance Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal 2 for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT, RISK, AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit, Risk, and Compliance Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025 and has discussed these financial statements with our management and with the Company’s independent registered public accounting firm. The Audit, Risk, and Compliance Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit, Risk, and Compliance Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit, Risk, and Compliance Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit, Risk, and Compliance Committee concerning independence. In addition, the Audit, Risk, and Compliance Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit, Risk, and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Members of the Audit, Risk, and Compliance Committee

John Nichols (Chair)

Laura Hay

Susan Holliday

Mark Schaaf

Sandra Wijnberg

The information contained in this Report of the Audit, Risk, and Compliance Committee of the Board shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Deloitte & Touche LLP, our current independent registered public accounting firm, billed to us for audit services for the fiscal years ended December 31, 2024 and December 31, 2025, and billed to us in each of the last two fiscal years for other services. All of the services described in the following fee table were approved by the Audit, Risk, and Compliance Committee.

Fee Category	2025	2024
Audit Fees	$2,500,000	$1,860,000
Audit-Related Fees	$130,500	$110,000
Tax Fees	$344,000	$145,000
All Other Fees	$2,000	—

Total Fees	$2,976,500	$2,115,000

Audit Fees

Audit fees consist of professional services rendered for the annual audit of consolidated financial statements and consents, audits of statutory financial statements of subsidiaries and reviews of quarterly consolidated financial statements for the years ended December 31, 2025 and 2024.

Audit-Related Fees

Audit-related fees consist of services reasonably related to the performance of the audit or review of our financial statements. These services include Statements of Actuarial Opinion and consents.

Tax Fees

Tax fees consist of professional services with respect to US Federal and State tax compliance.

Audit, Risk, and Compliance Committee Pre-Approved Policy and Procedures

The Audit, Risk, and Compliance Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit, Risk, and Compliance Committee or the Chair of the Audit, Risk, and Compliance Committee (“specific pre-approval”); (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”); or (iii) provided for as an available exception under SEC rules. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy or falls within available exceptions under SEC rules, it requires specific pre-approval by the Audit, Risk, and Compliance Committee or the Chair of the Audit, Risk, and Compliance Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit, Risk, and Compliance Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit, Risk, and Compliance Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Chair of the Audit, Risk, and Compliance Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit, Risk, and Compliance Committee. The Audit, Risk, and Compliance Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Richard McCathron (1)	54	President, Chief Executive Officer & Director
Guy Zeltser (2)	38	Chief Financial Officer
Torben Ostergaard (3)	56	President & Chief Executive Officer, Spinnaker
Michael Stienstra (4)	41	Chief Insurance Officer and General Manager, HHIP

(1)	See biography on page 7 of this proxy statement.
(2)

Guy Zeltser has served as our Chief Financial Officer since March 2025 and oversees all financial functions of Hippo. Previously, from June 2022 to March 2025, Mr. Zeltser served as the Company’s Vice President of Finance, and from August 2020 to June 2022, he served as the Company’s Director of Strategic Finance. Prior to joining the Company, Mr. Zeltser was an Engagement Manager at McKinsey & Company, a management consulting firm, where he was employed from September 2017 to August 2020. Mr. Zeltser holds a Bachelor of Arts in Economics and Accounting from Tel Aviv University and a Master of Business Administration from Northwestern University – Kellogg School of Management.

(3)

Torben Ostergaard has served as Spinnaker’s President and Chief Executive Officer since April 2021. Prior to joining Spinnaker, Mr. Ostergaard was an advisory board member of Opendoor from January 2019 to January 2021, and also spent twelve years at USAA, most recently as the Chief Risk Officer from January 2010 to January 2020. Mr. Ostergaard holds a Bachelor in Business Administration and Master in Finance from Aarhus School of Business and Social Sciences (Aarhus University).

(4)

Michael Stienstra has served as the Company’s Chief Insurance Officer and General Manager, Hippo Home Insurance Program since January 2024 and as the Company’s Chief Actuary since April 2021. Prior to joining the Company, Mr. Stienstra was a Senior Vice President leading the actuarial team for Personal Risk Services at Chubb from October 2018 to April 2021. Mr. Stienstra holds a BBA in Actuarial Science and Mathematics from the University of Wisconsin – Madison and an MBA from the Kellogg School of Management at Northwestern University with a concentration in Marketing and Finance.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit, Risk, and Compliance Committee, and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section under “Governance Documents” on our investor relations website located at https://investors.hippo.com/ overview/default.aspx. Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this Proxy Statement. Website references throughout this document are provided for convenience only.

Board Composition

Our Board of Directors currently consists of ten members: Richard McCathron, Eric Feder, Lori Dickerson Fouché, Hugh R. Frater, Laura Hay, Susan Holliday, Sam Landman, John Nichols, Mark Schaaf and Sandra Wijnberg. On April 21, 2026, Eric Feder announced that he would be resigning from the Board effective June 3, 2026, and the Board appointed Stewart Ellis to the Board effective June 3, 2026. As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Board Skills Matrix

Areas of Expertise	Ellis	Fouché	Frater	Hay	Holliday	Landman	McCathron	Nichols	Schaaf	Wijnberg
Executive/C-Suite Experience	✓	✓	✓	✓	✓		✓	✓	✓	✓
Public Company Corporate Governance Experience	✓	✓	✓	✓				✓		✓
Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology, Cybersecurity, Data Privacy & AI Experience					✓				✓
Marketing, Sales, & Business Development Experience	✓	✓	✓			✓	✓		✓
Risk Management Experience	✓	✓	✓	✓	✓		✓	✓	✓	✓
Strategic Planning and M&A Experience	✓		✓	✓	✓	✓		✓	✓	✓
Insurance Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓		✓

Director Independence

Eric Feder2, Lori Dickerson Fouché, Hugh R. Frater, Laura Hay, Susan Holliday, Sam Landman, John Nichols, Mark Schaaf and Sandra Wijnberg each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Eric Feder is affiliated with certain of our significant stockholders. Richard McCathron is not independent, and Assaf Wand, former Executive Chairman of our Board, was not independent prior to his resignation from the Board effective April 22, 2025. Mr. Ellis will not be considered independent when he joins the Board as a Class I Director effective June 3, 2026. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

[2]	As previously disclosed, Mr. Feder will resign from the Board effective June 3, 2026.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; and whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of character, integrity, judgment, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Hippo Holdings Inc., 1 Almaden Blvd., Ste 400, San Jose, CA 95113. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of Hippo Holdings Inc., c/o Secretary, Hippo Holdings Inc., 1 Almaden Blvd., Ste 400, San Jose, CA 95113, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Board Leadership Structure and Role in Risk Oversight

Our Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Sandra Wijnberg serving as Chair of the Board and Richard McCathron serving as Chief Executive Officer. Our Board has determined that separating the roles of Chair of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time and allows for alignment of corporate governance with the interests of stockholders. Our Board believes that this structure allows our Chief Executive Officer to focus on oversight of our day-to-day operations and business affairs, including directing the business conducted by our team members, managers and officers and leverages our Chair’s experience in guidance and oversight. Our Chief Executive Officer serves on our Board of Directors, which we believe helps to serve as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. We believe that Mr. McCathron’s presence on our Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

While the Board believes that this structure is currently in the best interests of the Company and its stockholders, it does not have a formal policy on whether the Chair of the Board and Chief Executive Officer roles should be separated or combined but, instead, makes that determination from time to time employing its business judgment. Our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that if the Chairperson of the Board is also a member of management or does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and the Chairperson of the Board, as appropriate. Currently, Ms. Wijnberg serves as the Chair of our Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors is responsible for overseeing our risk management process, and focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit, Risk, and Compliance Committee is also responsible for reviewing and discussing with management our insurance-related and enterprise risk assessment and risk management, as set forth in the Audit, Risk, and Compliance Committee Charter. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit, Risk, and Compliance Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. Our Audit, Risk, and Compliance Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Audit, Risk, and Compliance Committee also serves as the Audit, Risk, and Compliance Committee for our wholly owned insurance company subsidiary, Spinnaker Insurance Company. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Executive Sessions of Non-Management Directors

As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis, but no less than twice per year. The Company holds an executive session including only independent directors at least once per year. Our Chair, Ms. Wijnberg, currently presides over executive sessions.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, https://investors.hippo.com/overview/default.aspx, in the “Corporate Governance” section under “Governance Documents.” In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. Our Board and General Counsel did not grant any waivers in 2025.

Attendance by Members of the Board of Directors at Meetings

There were seven meetings of the Board of Directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our investor relations website at https://investors.hippo.com/overview/default.aspx, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting. Eight members of our Board of Directors attended our 2025 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation Committee consisted of Mr. Feder, Mr. Landman, and Mr. Nichols until October 1, 2025, when Mr. Nichols stepped off the Compensation Committee and Ms. Holliday and Mr. Frater joined the Compensation Committee. None of the members of our Compensation Committee during 2025 nor any of the current members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—(i) Audit, Risk, and Compliance, (ii) Compensation, and (iii) Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit, Risk, and Compliance	Compensation	Nominating and Corporate Governance
Eric Feder[3]		X
Lori Dickerson Fouché			Chair
Hugh R. Frater		X
Laura Hay	X		X
Susan Holliday	X	X
Sam Landman		Chair	X
John Nichols	Chair
Mark Schaaf	X
Sandra Wijnberg	X		X

Audit, Risk, and Compliance Committee

Our Audit, Risk, and Compliance Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	setting clear hiring policies for employees or former employees of our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•

overseeing our risk assessment and risk management, including with respect to: (i) the underwriting and pricing of insurable risks, the settlement of claims, the appropriate levels of retained risk and other insurance-related matters; (ii) the strategies, processes and controls pertaining to the management of the Company’s information technology operations, including cyber risks and information security; (iii) the implementation, execution and performance of the Company’s enterprise risk management program; and (iv) the strategies, processes and controls pertaining to the Company’s financial risks generally;

•	establishing procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters;

[3]	As previously disclosed, Mr. Feder will resign from the Board effective June 3, 2026.

•	reporting regularly to our Board of Directors regarding the activities of the Audit, Risk, and Compliance Committee;

•

reviewing and monitoring our earnings releases, accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements; and periodically reviewing and reassessing the Audit, Risk, and Compliance Committee Charter.

The Audit, Risk, and Compliance Committee charter is available on our investor relations website at https://investors.hippo.com/overview/default.aspx. The members of the Audit, Risk, and Compliance Committee are Sandra Wijnberg, Laura Hay, Susan Holliday, John Nichols and Mark Schaaf. Mr. Frater also served as a member of the Audit, Risk, and Compliance Committee until October 1, 2025, when he stepped off, and Ms. Hay and Ms. Holliday joined, the Audit, Risk, and Compliance Committee. Mr. Nichols serves as the Chairperson of the Audit, Risk, and Compliance Committee. Our Board has affirmatively determined that each of Ms. Wijnberg, Ms. Hay, Ms. Holliday, Mr. Nichols and Mr. Schaaf is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE rules, including those related to Audit, Risk, and Compliance Committee membership.

The members of our Audit, Risk, and Compliance Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that Ms. Hay, Ms. Holliday, Mr. Nichols and Ms. Wijnberg each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. None of Ms. Hay, Ms. Holliday, Messrs. Nichols or Schaaf currently serve on the audit committee of more than three public companies. In addition to the Company, Ms. Wijnberg serves on the audit committees of Automatic Data Processing, Inc., Cognizant Technology Solutions Corporation and T. Rowe Price Group, Inc. Our Board of Directors has determined that Ms. Wijnberg’s simultaneous service on these committees does not impair her ability to effectively serve on our Audit, Risk, and Compliance Committee.

The Audit, Risk, and Compliance Committee met eight times in 2025.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, non-employee directors and all other various compensation policies. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•

reviewing corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and making recommendations to our Board of Directors regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	reviewing and making recommendations to our Board of Directors regarding the compensation of our directors;

•	assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at https://investors.hippo.com/overview/default.aspx, the Compensation Committee has the authority to retain or obtain advice from compensation consultants, legal counsel or other advisors. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NYSE.

In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to one or more subcommittees.

The members of our Compensation Committee are Eric Feder4, Susan Holliday, Hugh Frater, and Sam Landman. Mr. Landman serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met five times in 2025.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing the annual self-evaluation of our Board of Directors and management;

•	reviewing Board committee structure and recommending directors to serve as committee members; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at https://investors.hippo.com/overview/default.aspx. The members of our Nominating and Corporate Governance Committee are Lori Dickerson Fouché, Laura Hay, Sam Landman, and Sandra Wijnberg. Ms. Fouché serves as the Chairperson of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as independent under the NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met four times in 2025.

[4]	Mr. Feder will serve on the Compensation Committee until his resignation effective June 3, 2026.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 3 provides our stockholders with an opportunity to provide an advisory vote related to compensation of our NEOs (the “say-on-pay vote”).

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company seeks to provide our named executive officers with a balanced mix of fixed base salary and cash and equity-based incentive compensation to reward them for achieving business objectives and creating shareholder value. Our executive compensation program, developed by our independent Compensation Committee and with the assistance of an independent compensation consultant, uses performance metrics designed to align executive pay with the creation of long-term shareholder value and to attract, motivate, and retain key individuals who drive the Company’s success. The Compensation Committee and the Board believe that the executive compensation program is reasonable, competitive, and appropriately aligned with Company and individual performance.

Pursuant to Schedule 14A of the Exchange Act and related SEC rules, we are asking for stockholder approval, in the form of an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement.

This advisory vote gives you, as a stockholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:

“Resolved, that the stockholders approve, in the form of an advisory resolution, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Proxy Statement.”

While we intend to carefully consider the voting results of this Proposal 3, this vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, our Board and, in particular, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, value the opinions of our stockholders expressed through this vote. The Board and the Compensation Committee intend to consider the outcome of this vote when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal 3, on an advisory basis.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are presenting the following resolution, which gives you as the stockholder the opportunity to inform the Company whether you believe future say-on-pay votes should occur every year, every two years, or every three years. This vote on the frequency of say-on-pay votes is advisory in nature and must be held at least once every six years pursuant to Section 14A of the Exchange Act, as amended. Stockholders will be able to specify one of four choices for the proposal: every 1 year, 2 years, or 3 years, or abstain.

We understand that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. For the reasons described below, we recommend that stockholders select a frequency of “1 year” (an annual vote) when voting on the frequency of an advisory vote on executive compensation.

•	An annual vote will allow our stockholders to provide us with direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year; and

•	An annual vote better corresponds with the presentation of compensation information in the proxy statement.

The Compensation Committee values the opinions expressed by stockholders on this proposal and the say-on-pay proposal, and will continue to consider the outcome of these votes in making its decisions on executive compensation. This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors. The Board of Directors will take into account the outcome of the vote, but may decide that it is in the best interest of our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

For Proposal 4, the option of every 1 year, 2 years, or 3 years that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal 4 for stockholders to conduct future advisory votes on executive compensation every 1 year.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2026 Annual Meeting of Stockholders and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.

Members of the Compensation Committee:

Sam Landman (Chair)

Eric Feder

Susan Holliday

Hugh Frater

Compensation Discussion & Analysis

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the “Summary Compensation Table” below (each, an “NEO”) during fiscal year 2025, including the elements of our compensation program for NEOs, material compensation decisions made under that program for the 2025 fiscal year and the material factors considered in making those decisions. In 2025, our NEOs and their positions were as follows:

•	Richard McCathron, President and Chief Executive Officer;

•	Stewart Ellis, Chief Strategy Officer and Former Chief Financial Officer;

•	Guy Zeltser, Chief Financial Officer;

•	Torben Ostergaard, President and CEO, Spinnaker; and

•	Michael Stienstra, GM & Chief Insurance Officer, HHIP.

Mr. Ellis stepped down from his role as Chief Financial Officer and became EVP & Chief Strategy Officer in March 2025, and, in connection with such change, Mr. Zeltser was promoted from Vice President of Finance to Chief Financial Officer in March 2025. Effective May 1, 2026, Mr. Ellis is resigning from his position as an employee of the Company and will be retained as a consultant to the Company. Effective June 3, 2026, Mr. Ellis will become a Class I Director on our Board.

This discussion may include forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.

Overview

Company Performance for 2025

In 2025, we achieved a pivotal milestone in our history by reaching net income profitability for the first time, generating net income of $58 million compared to a net loss of $41 million for 2024. We also increased gross written premium to $1.1 billion, a 24% increase over 2024, and net written premium to $422 million, a 13% increase over 2024.

Executive Compensation Philosophy

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive and aligned with shareholder interests. We structure compensation for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives. We review our executive compensation program annually to ensure that it remains competitive with the practices of our public company peers to be able to attract and retain key talent and to ensure the policies align with and further our financial and strategic goals.

Executive Compensation Policies and Practices

What We Do	What We Do Not Do
✓ Performance-based short and long-term incentives	X Executive Employment Agreements
✓ Independent Compensation Committee	X Major Perquisites and Other Benefits
✓ Independent Compensation Consultant	X Separate Executive Retirement Plans
✓ Compensation Recovery (“Clawback”) Policy	X Hedging and Pledging of Company Securities
✓ Succession Planning for CEO and Leadership ✓ Double Trigger Equity Acceleration ✓ Annual Executive Compensation Review ✓ Independent Compensation Benchmarking	X Tax Gross-Ups X Single Trigger Equity Acceleration X Guaranteed Salary Increases or Bonuses X Special Benefit Plans for Executives

Compensation Decision Making Process

Role of Compensation Committee

The Compensation Committee oversees our executive compensation program policies, plans and practices, meeting regularly with and without management present, and has final authority to determine the amounts payable to our NEOs (other than for our CEO, whose compensation is recommended by the Compensation Committee and approved by the full Board). In the first quarter of the year the Compensation Committee typically approves the annual cash incentive award payouts, long-term incentive compensation awards, and any adjustments to base salary or target annual cash incentive award opportunities for the NEOs. The Compensation Committee also oversees the Company’s equity incentive plan and non-employee director compensation program.

Role of Management

Although the Compensation Committee has ultimate authority for approving executive compensation for our NEOs, management plays a critical role in the executive compensation planning process. Our CEO regularly attends Compensation Committee meetings, is involved in the design and implementation of our executive compensation program as it applies to his direct reports and annually evaluates the performance of his direct reports and makes recommendations regarding their compensation to the Compensation Committee. Other members of the leadership team may be invited by the Compensation Committee to participate in the meetings from time to time.

Our executive officers submit proposals to our Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer, Mr. McCathron, also serves on our Board of Directors. By serving as our Chief Executive Officer and as a director, Mr. McCathron is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing the Company, its business and its industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. McCathron is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations, and experience levels. While Mr. McCathron recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by our Compensation Committee when setting compensation policies.

Role of Independent Compensation Consultant

During 2025, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) as its independent compensation consultant to assist the Compensation Committee with its oversight of the Company’s executive compensation program. Representatives from Aon regularly attend Compensation Committee meetings and provide the Compensation Committee with advice and guidance on the following topics:

•	the evaluation and selection of a compensation benchmarking comparator peer group;

•	market benchmarking data around executive and non-employee director pay levels and design;

•	the design of the Company’s executive compensation programs and practices;

•	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;

•	the competitiveness of the executive officers’ elements of compensation; and

•	industry trends and governance best practices that may impact policy setting.

In considering Aon’s engagement, the Committee evaluated Aon’s independence and any conflicts of interest in accordance with applicable SEC rules and NYSE listing requirements. The Committee requested and received a report from Aon addressing the independence of Aon and its senior advisors. The Committee considered Aon’s provision of other services to the Company, the fees paid by the Company to Aon as a percentage of Aon’s total revenue, Aon’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon that it and its representatives have no business or personal relationship with any member of the Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Committee concluded that Aon is independent of the Committee and of Company management and has no conflicts of interest in its performance of services to the Committee. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Peer Group Benchmarking Analysis

Below is the peer group utilized by Aon and the Compensation Committee to benchmark executive compensation practices and was the group used when compensation levels for 2025 were approved (the “2025 Peer Group”). The Compensation Committee reviews and approves the companies in the peer group that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate by including companies within appropriate ranges of defined characteristics such as sector, revenue and market capitalization that have readily available information.

In general, the selection criteria for the 2025 Peer Group that the Compensation Committee adopted in November 2024 consisted of the following: 1) primarily US-based insurance, insurance-tech, software products and services companies; 2) revenue in a range of 0.5 to 2.5 times the Company’s then revenue, and 3) a range of 0.3 to 4 times the Company’s then market capitalization.

2025 Peer Group

Ambac Financial Grp.	Hagerty	NerdWallet	Skyward Specialty Insurance
Domo	HCI Grp.*	NI*	The Baldwin Insurance Grp.
Donegal Grp.*	Investors Title Company	Porch Grp.	Tiptree
eHealth	Lemonade	Repay	Trupanion
EverQuote	MediaAlpha	Root	Universal Insurance*
GoHealth	MoneyLion	SelectQuote

*	Denotes new peer group companies in 2025.

The following companies were removed from our prior peer group utilized to benchmark executive compensation for 2024: 1) Vericity, Inc. was acquired by iA Financial Corporation, Inc. in June 2024 and 2) Blend Labs, Inc. was removed because its revenue fell below the peer group selection criteria threshold.

In addition to the peer group criteria above, the Compensation Committee also referenced general and specific industry surveys from other sources to determine which companies should be in the Company’s peer group. Consistent with best practices for corporate governance, the Compensation Committee reviews our peer group annually.

Elements of the Company’s Executive Compensation Program

For the year ended December 31, 2025, the compensation for each NEO generally consisted of a base salary, cash incentive award and equity grant. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain the executive talent that is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Key 2025 Compensation Elements

Element	Purpose	Design

Base Salary	Fixed portion of the target annual total direct compensation to attract and retain NEOs.	Reviewed annually by the Compensation Committee to appropriately reflect each NEO’s scope and responsibilities, taking into account market practices.

Annual Cash Incentive Opportunity	Intended to motivate NEOs to achieve the Company’s annual financial and operating goals.	For 2025, based on achievement of pre-determined financial metrics and Company operational goals.

Long-Term Equity Incentive Compensation	Performance and service-based equity compensation to reward our NEOs for meeting and exceeding financial goals, incentivize long-term stockholder value creation and retain our NEOs.	For 2025, performance and service-based equity compensation for our CEO (25% performance-based/75% service-based) and service-based equity compensation for our other NEOs (100% service-based). Our CEO’s performance-based equity compensation is tied to the Company’s TSR as compared to the HSCM Insurtech Index over a three-year measurement period. All service-based equity

Element	Purpose	Design
compensation vests over three years for retention and long-term alignment with shareholders.

Base Salaries

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. We evaluate base salaries annually and establish base salary levels after considering several factors, including market data for similar positions as provided by Aon, the duties and responsibilities of the position, and the performance of the executive. The Compensation Committee reviewed each executive’s salary and determined that no adjustments were necessary in 2025 other than for Mr. Zeltser’s to reflect his promotion to Chief Financial Officer of the Company which included an expansion of his role as a member of the leadership team.

Base salaries for our NEOs for 2025 were as follows:

Executive	2024 Base Salary ($)	2025 Base Salary ($)	% Increase
Richard McCathron	660,000	660,000	0%
Stewart Ellis	605,000	605,000	0%
Guy Zeltser	400,000	450,000	12.5%[1]
Torben Ostergaard	475,000	475,000	0%
Michael Stienstra	450,000	450,000	0%

(1)

Mr. Zeltser was promoted to Chief Financial Officer from Vice President of Finance, in March 2025 with the above increase reflecting merit as well as market adjustment to ensure the pay for the role was competitive when considering the internal pay relationships as well as general market trends.

Non-Equity Incentive Compensation

We offer an annual cash incentive program intended to align participants’ interests with our financial and operating goals. For service during the fiscal year ended December 31, 2025, our NEOs participated in our annual cash incentive program, with the target levels of the cash incentive awards expressed as a percentage of the NEO’s base salary (75% of base salary for Mr. McCathron and 35% of base salary for Messrs. Zeltser, Ostergaard and Stienstra) and (except for Mr. McCathron) were based 100% on Company performance for 2025, divided into three equal tranches based on performance against three metrics: 1/3 based on 2025 fiscal-year revenue, 1/3 based on second half 2025 GAAP net income, and 1/3 based on Company achievement of operational initiatives set forth in its annual operating plan (see footnote to table below). For Mr. Ellis, the Committee determined that, following his resignation as Chief Financial Officer in March 2025, in lieu of further equity grants, he would be eligible to receive cash incentives linked to the successful transition of the Chief Financial Officer role and achievement of goals in his new role as Executive Vice President and Chief Strategy Officer. Mr. Ellis ceased to be a Section 16 officer in March 2025, and as such, our Chief Executive Officer approved Mr. Ellis’s December 2025 cash incentive award based on Mr. Ellis’s performance during 2025. The Committee determined the performance goals and targets for each NEO, except Mr. McCathron. For Mr. McCathron, the Board determined his target bonus amount and divided his bonus into three equal tranches based on performance against three metrics: 1/3 based on achievement in key strategic drivers for the Company as predefined by the Board, 1/3 based on of the Company’s achievement of its goal for 2025 GAAP net income set forth in its annual operating plan, and 1/3 based on Company achievement of total shareholder return for 2025 as compared against an index. The annual cash incentive for the NEOs other than Mr. McCathron had a maximum possible payout of 150% of target, and Mr. McCathron’s annual cash incentive had a maximum payout of 100%.

2025 Annual Cash Incentive Compensation Metrics (NEOs1 other than CEO)

Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)
Full-year 2025 Revenue	33.3%	$450M2	$469M	$487M
2nd Half 2025 Net Income	33.3%	$Q4 = (4M)	Q4 = >$1M	Q3 & Q4 = >$0M
2025 Company Goals[3]	33.3%	N/A	Achievement	N/A

1)

As previously noted, Mr. Ellis’s cash incentive compensation was based on successful transition of the Chief Financial Officer role and success in his new role as Executive Vice President and Chief Strategy Officer.

2)	M = million
3)

The 2025 Company goals were as follows: (1) scale new homes business through new builders, carriers and channels; (2) deliver measurable improvement in customer experience; and (3) further improve operations to enhance stability, efficiency and scalability of our business.

For Mr. McCathron, the Compensation Committee selected different performance metrics for his 2025 annual cash incentive award than those selected for the other NEOs because the Compensation Committee is incorporating broader Companywide operating objectives tied specifically to the CEO’s area of focus. The Compensation Committee determined this was an appropriate structure due to the CEO’s ultimate responsibility for the long-term strategy of the entire enterprise and accountability for execution of growth initiatives as well as for share price performance.

2025 Annual Cash Incentive Compensation Metrics (CEO)

Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)
2025 Net Income[1]	33.3%	N/A	$(69) M	N/A
CEO Performance[2]	33.3%	N/A	N/A	N/A
Company TSR[3]	33.3%	50th percentile[4]	75th percentile	N/A

1)	Payable if the Company achieves its plan for GAAP net income for fiscal year 2025.
2)	Payable based on the CEO’s performance in relation to strategic matters as determined by the Board.
3)	Payable based on the Company’s Total Shareholder Return (TSR) compared to the HSCM Insurtech Index for the period from March 1, 2025 to February 28, 2026 to capture a one-year period.
4)	For the TSR performance metric, 25% of target would be paid out if the Company achieved the 25th percentile.

Target Annual Cash Incentive Awards – 2025 vs. 2024

Executive	% of Base Salary 2024	% of Base Salary 2025	% Point Increase
Richard McCathron	50%	75%	25%
Stewart Ellis	50%	N/A	N/A
Guy Zeltser	25%	35%	10%
Torben Ostergaard	25%	35%	10%
Michael Stienstra	25%	35%	10%

As part of an ongoing shift to increase the pay for performance aspects of the Company’s executive incentive plan, the Compensation Committee determined to leave salary levels unchanged, and instead to increase the cash incentives for various leaders from 25% to 35%, with the CEO being increased from 50% of base salary to 75% of base salary. The decision to take these actions was to slow the increase of fixed compensation, have a cash incentive policy that was similar to peers to help attract, motivate and retain key leaders and to better align performance and compensation.

In addition, in April 2025, the Company granted a one-time bonus of $75,000 to Mr. McCathron in recognition of his contributions as Chief Executive Officer during 2024. The Company also granted a cash award of $1,000,000 to Mr. Ellis in March 2025, and another $1,000,000 cash award in December 2025, in recognition of the successful transition of the Chief Financial Officer role and achievement in his new role.

2025 Annual Cash Incentive Payout – NEOs (other than CEO)

In March 2026, the Compensation Committee determined that the following 2025 annual cash incentive metrics had been achieved at the following levels for the NEOs other than the CEO and former CFO:

Metric	Weight	100% Payout	150% Payout		Achievement		Payout
Fiscal year 2025 Revenue	33.3%	$469M	$487M		$469M		100%
2nd Half 2025 Net Income	33.3%	Q4: >$1M	Q3 + Q4: >$0M	*	$13M	*	150%
2025 Company Goals**	33.3%	Achievement	N/A		Achieved		100%
Total	100%						117%

*	Excluding a one-time gain resulting from the sale of the Company’s homebuilder distribution network which closed on July 1, 2025.
**

100% paid if operational initiatives behind the Company’s 2025 goals were accomplished, in the discretion of the Board and the CEO. The Board and CEO determined that these operational initiatives were achieved, as follows:

(1)

Scale new homes business through new builders, carriers and channels: the sale of the Company’s homebuilder network resulted in the Company having approximately 3 times the access to new home closings versus the original target

(2)

Deliver measurable improvement in customer experience versus 2024: Customer Support (Service) Satisfaction (CSAT) increased from 65% to 79%, Claims CSAT increased from 46% to 54%, sales improved response time increased to 46% from 32%, billing escrow non-pay cancellations reduced by 25% and complaint volume decreased from 343 to 177.

(3)

Further improve operations to enhance stability, efficiency and scalability of our business: over $865,000 saved from vendor optimization, claims system migration, contact center platform upgrade and development operations modernization and over 10,000 hours of employee capacity saved due to major automation improvements.

2025 Annual Cash Incentive Payout – CEO

In March 2026, the Board determined that the following 2025 annual cash incentive metrics had been achieved at the following levels for the CEO:

Metric	Weight	100% Payout —After	Achievement	Payout
2025 Net Income	33.3%	$(69)M	$(33)M*	100%
CEO Performance	33.3%	Board discretion	Achieved**	100%
TSR Performance	33.3%	75th percentile	75th percentile	100%
Total				100%

*	Excluding a one-time gain resulting from the sale of the Company’s homebuilder distribution network.
**	Based on the Company’s achievement of its 2025 Company Goals as described in the previous table.

Equity Compensation

We maintain an incentive plan, the 2021 Incentive Award Plan, referred to below as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs), and consultants of our company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. It is our practice to make annual equity awards. Equity incentive awards are an important part of our overall compensation program as they reward and incentivize performance, assist in attracting and retaining talented employees and help to align employee interests with the interests of our stockholders.

In 2025, we granted equity awards in the form of restricted stock units (“RSUs”) to all of the NEOs. RSUs have upside potential but deliver some value even during periods of market or share price volatility, reinforcing an ownership culture and motivating our NEOs to continue their service with us. RSUs granted to our NEOs vest in equal installments over three years, subject to the NEO’s continued service with us through each vesting date.

In 2025, we also began a shift toward a long-term, performance-driven mix by reintroducing performance restricted stock units (“PRSUs”) to our CEO. Our CEO’s award was split 25% as PRSUs, and 75% as RSUs. The Compensation Committee is shifting to a more performance-based executive compensation model over time and believed it appropriate to begin reintroducing PRSUs at the CEO level first before including them for the other executives.

In March 2025, we granted the following equity incentive awards to our NEOs:

Executive	RSUs ($)	PRSUs ($)
Richard McCathron	3,750,000	1,250,000
Stewart Ellis	1,250,000	—
Guy Zeltser	1,500,000	—
Torben Ostergaard	700,000	—
Michael Stienstra	700,000	—

Each award of RSUs vests ratably on a quarterly basis over a three-year period following the February 15, 2025 commencement date, so that 100% of the RSUs will be vested on February 15, 2028, subject to the applicable NEO’s continued service with the Company through the applicable vesting date.

Mr. McCathron’s PRSUs vest based upon the Company’s TSR performance compared to the HSCM Insurtech Index over a three-year period from March 1, 2025 to February 28, 2028. The HSCM Insurtech Index is currently comprised of the following companies:1

Accelerant Holdings*	Essent Group Ltd.	Hagerty Inc.	Neptune Insurance Holdings Inc.*	Skyward Specialty Insurance Group Inc.

Ategrity Specialty Insurance Company Holdings*	EverQuote Inc.	Hamilton Insurance Group	Oscar Health Inc.	Slide Insurance Holdings Inc.*

Baldwin Insurance Group Inc.	Exzeo Group Inc.*	Hippo Holdings Inc.	Palomar Holdings Inc.	Trupanion Inc.

Bowhead Specialty Holdings Inc.	GoHealth Inc.	Kinsale Capital Group Inc.	Quinstreet Inc.

CCC Intelligent Solutions Holdings Inc.	Goosehead Insurance Inc.	Lemonade Inc.	Root Inc.

Clover Health Investments Corp.	Guidewire Software Inc.	MediaAlpha Inc.	SelectQuote Inc.

1)

The HCSM Insurtech Index is rebalanced on a quarterly basis. The following changes were made to the HCSM Insurtech Index in the first quarter of 2026: NeueHealth Inc. was taken private in October 2025 and removed from the index at the first quarter 2026 rebalance (and was kept in the list for purposes of measuring TSR for the year), and the following companies that went public in 2025 (each denoted with a * above) were added to the index (and were not included in the list used to calculate TSR): 1) Accelerant Holdings; 2) Ategrity Specialty Insurance Company Holdings; 3) Exzeo Group Inc. (carveout from parent HCI Group); 4) Neptune Insurance Holdings Inc.; and 5) Slide Insurance Holdings Inc.

The Compensation Committee believes that the HSCM Insurtech Index is an appropriate index for comparison for purposes of Mr. McCathron’s PRSUs and annual incentive compensation award because it contains several insurtech companies with relatively comparable business models that are similar in size and maturity to the Company.

The payout curve for the PRSUs is as follows:

TSR Performance*	% Achievement
75th percentile or above	100%
50th percentile	50%
25th percentile	25%

*

Percentile rank interpolated between each percentile with the % achievement rounded to the nearest whole number (no fractional shares). In the event the Company’s TSR is negative over the performance period, payout is limited to 50% (notwithstanding the Company’s actual TSR performance).

Vesting of PRSUs Granted in 2022

In September 2025, the Compensation Committee approved the vesting of 30% of the PRSUs granted to Messrs. McCathron, Ellis, Ostergaard and Stienstra in 2022 (the “2022 PRSUs”), as the Company had achieved the fourth revenue milestone under the 2022 PRSUs of generating at least $425 million in revenue.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long- term disability insurance; and supplemental life and AD&D insurance.

Perquisites and Other Personal Benefits

We do not typically provide any perquisites to our NEOs, but we do not have a formal policy prohibiting them and may determine to provide a perquisite to a NEO if we believe it is necessary to attract or retain the NEO. We did not provide any perquisites to our NEOs in 2025.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Executive Compensation Arrangements

We do not enter into executive employment agreements with any of our NEOs, and our long-term incentive plan provides for double-trigger vesting of equity awards (for all holders, including our NEOs) such that a termination of employment alone does not trigger accelerated vesting of equity awards.

Governance and Tax Considerations

Section 162(m)

Section 162(m) of the Code limits a publicly traded corporation’s federal income tax deduction for remuneration in excess of $1 million per year per person paid to certain “covered employees” designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three most highly compensated executive officers. We maintain discretion to provide compensation that is non-deductible to our NEOs as this allows us to provide compensation tailored to the needs of our Company and is an important part of our responsibilities and benefits our shareholders.

Grant Timing Policy
The Compensation Committee monitors the Company’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Annual equity grants to our NEOs are generally made in the first quarter of each year. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Anti-Hedging, Anti-Pledging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause the incentives of an officer, director, or employee to no longer align with the Company’s other stockholders. Margin purchases of the Company’s securities are also prohibited by the policy, as are pledges of the Company’s securities as collateral to secure loans.
Other Compensation-Related Policies
Stock Ownership Guidelines
Effective July 27, 2023, the Board adopted
Non-Employee
Director Stock Ownership Guidelines stating that
non-employee
directors should own shares of Company common stock that have a fair market value equal to or greater than five times (5x) the annual retainer paid for service on the Board (exclusive of any retainer paid for service as Lead Independent Director or for service on a Committee of the Board) within five years of the later of (1) the date of the non-employee
director’s election to the Board or (2) July 27, 2023. The relevant retainer level for calculating the stock ownership level is the greater of (1) the non-employee
director’s retainer for the first year of such director’s service on the Board and (2) the retainer paid for 2023. All of the covered individuals are either in compliance with our stock ownership guidelines or have a period of time remaining to meet the required ownership level. The following may be used to determine a non-employee
director’s share ownership: 1) Shares owned directly (including through open market purchases, acquired and held upon exercise and settlement of stock options into shares, or acquired and held upon vesting of Company equity awards - excluding unvested and unexercised stock options); 2) shares owned jointly with or separately by the individual’s spouse; 3) shares held in trust for the benefit of the individual, the individual’s spouse and/or children; and 4) shares a director disclaims ownership of due to the director’s affiliation with an investor in the Company to whom ownership of the shares is attributed.

Compensation Recovery Policy
We adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023 and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2023 Annual Report.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs with respect to the years ended December 31, 2023, December 31, 2024, and December 31, 2025 (or, if shorter, time as NEO).

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)	Total ($)
Richard McCathron, President and Chief Executive Officer	2025	660,000	75,000	4,767,265	495,000	—	5,997,265
	2024	660,000	—	1,756,250	433,125	—	2,849,375
	2023	645,000	—	1,850,000	165,000	—	2,660,000
Stewart Ellis, Former Chief Financial Officer	2025	605,000	2,000,000	1,250,013	228,071	—	4,083,084
	2024	605,000	—	1,678,750	473,853	—	2,757,603
	2023	591,250	—	1,850,000	151,250	—	2,592,500
Guy Zeltser, Chief Financial Officer	2025	450,000	—	1,500,021	183,750	—	2,133,771
Torben Ostergaard, President and CEO, Spinnaker	2025	475,000	—	700,018	193,958	—	1,368,976
	2024	468,307	—	355,750	204,657	—	1,028,714
Michael Stienstra, GM & Chief Insurance Officer, HHIP	2025	450,000	—	700,018	183,750	—	1,333,768

(1)

In April 2025, the Board approved a one-time bonus of $75,000 for Mr. McCathron in recognition of his achievements as Chief Executive Officer. For Mr. Ellis, the Compensation Committee approved a $1,000,000 cash award in March 2025, and Mr. McCathron approved a $1,000,000 cash award in December 2025, in recognition of Mr. Ellis’s successful transition of the Chief Financial Officer role and contributions in his new role.

(2)

Amounts reported represent the aggregate grant-date fair value of the RSUs and PRSUs awarded to the NEOs, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our financial statements in our Annual Report on Form 10-K.

(3)

For the year ended December 31, 2025, the Compensation Committee approved cash incentive compensation awards to the NEOs except for Mr. McCathron, target levels for which were expressed as a percentage of base salary (for 2025, 35% for each of Messrs. Zeltser, Ostergaard and Stienstra), payable based on the Company’s 2025 performance, as described above. For Mr. McCathron, the Board approved a performance-based cash incentive award of 75% of base salary, with 33.33% payable if the Company achieved its annual operating plan goal with respect to net income, 33.33% based on performance in strategic matters in the discretion of the Board, and 33.33% payable based on the Company’s performance relative to the HSCM Insurtech Index for the period from March 1, 2025 to February 28, 2026. See “Compensation Discussion & Analysis – Non-Equity Incentive Compensation.” The cash incentive awards for all of the NEOs were earned in 2025 and paid in March 2026.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]
Name	Grant Date	Type of Award[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: # of Units (#)	Grant Date Value of Stock Awards[4] ($)
Richard McCathron		Annual Incentive	247,500	495,000	495,000
	3/5/2025	RSU							126,733	3,750,029
	3/5/2025	PRSU				312,500	1,250,000	1,250,000		1,250,000
Stewart Ellis		Annual Incentive
	3/4/2025	RSU							42,794	1,250,013
Guy Zeltser		Annual Incentive	78,750	157,500	236,250
	3/4/2025	RSU							51,353	1,500,021
Torben Ostergaard		Annual Incentive	83,125	166,250	249,375
	3/4/2025	RSU							23,965	700,018
Michael Stienstra		Annual Incentive	78,750	157,500	236,250
	3/4/2025	RSU							23,965	700,018

1

“Annual Incentive” refers to annual cash incentive opportunities under our short-term cash incentive program that are earned based on the achievement of pre-established financial metrics and Company goals. See “Compensation Discussion & Analysis – Non-Equity Incentive Compensation.” Each RSU and PRSU represents a contingent right to receive one share of our Common Stock upon vesting of the award pursuant to its terms and subject to the 2021 Plan. See “Compensation Discussion & Analysis – Equity Compensation.”

2

These amounts represent the potential cash payouts under the annual non-equity incentive program for 2025, measured as of the date of grant. The threshold is based on an achievement of 50% of all performance goals at 50%, the target is based on an achievement of all performance goals at 100% and the maximum is based on the achievement of all performance goals at the highest level, which caps out at 150%.

3

These amounts represent the threshold, target, and maximum number of PRSUs that could be earned by Mr. McCathron based on the Company’s TSR as compared to the HSCM Insurtech Index for the three-year performance period from March 1, 2025 to February 28, 2028.

4

Reflects the aggregate grant date fair value of the RSU and PRSU awards, calculated in accordance with FASB ASC Topic 718 and based on the closing price of our Common Stock on the grant date. The value of the PRSU award is based upon the probability of achieving the performance conditions as of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025.

			Option Awards					Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard McCathron	2/15/2025(2)		—	—	—		—	95,050	2,859,104	—	—
	2/15/2025(3)		—	—	—		—	—	—	42,244	1,270,700
	2/15/2024(4)		—	—	—		—	15,625	470,000	—	—
	5/15/2022(5)	(6) (10)	65,146	9,306	15.88	(7)	6/5/2032	2,306	69,365	26,450	795,616
	2/15/2022(8)		107,364	—	15.88	(7)	4/11/2032	—	—	—	—
	9/15/2021(8)		25,355	—	15.88	(7)	9/10/2031	—	—	—	—
	8/27/2020(9)		27,816	—	15.88	(7)	9/28/2030	—	—	—	—
	5/13/2019(9)		15,307	—	8.50		5/13/2029	—	—	—	—
	1/22/2019(9)		14,489	—	8.50		1/22/2029	—	—	—	—
	1/23/2018(10)		6,543	—	4.00		1/23/2028	—	—	—	—
Stewart Ellis	2/15/2025(2)		—	—	—		—	26,746	804,520	—	—
	2/15/2024(4)		—	—	—		—	15,625	470,000	—	—
	5/15/2022(5)		—	—	—		—	—	—	26,450	795,616
	2/15/2022(8)		101,067	—	15.88	(7)	4/11/2032	—	—	—	—
	9/15/2021(8)		25,351	—	15.88	(7)	9/10/2031	—	—	—	—
Guy Zeltser	2/15/2025(2)		—	—	—		—	38,515	1,158,532	—	—
	2/15/2024(4)		—	—	—		—	3,125	94,000	—	—
	5/15/2022(10)		2,236	1,118	15.88	(7)	6/29/2032	—	—	—	—
	5/15/2022(5)		—	—	—		—	—	—	15,525	466,992
Torben Ostergaard	2/15/2025(2)		—	—	—		—	17,974	540,658	—	—
	2/15/2024(4)		—	—	—		—	3,125	94,000	—	—
	5/15/2022(5)		—	—	—		—	—	—	26,450	795,616
Michael Stienstra	2/15/2025(2)		—	—	—		—	17,974	540,658	—	—
	2/15/2024(4)		—	—	—		—	3,125	94,000	—	—
	5/15/2022(5)		—	—	—		—	—	—	15,525	466,992

(1)

Represents the fair market value per share of our common stock of $30.08 on December 31, 2025, which was the last trading day of 2025, multiplied by the number of shares that had not vested as of December 31, 2025.

(2)

The RSUs vest over three years, with 1/12 of the RSUs vesting on each quarterly anniversary following the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(3)

The PRSUs vest based on the Company’s TSR performance compared to the HSCM Insurtech index over a three-year performance period from March 1, 2025 to February 28, 2028. Vesting of the PRSUs is subject to continued service with the Company through the applicable vesting date. The number of PRSUs in the table above represent attainment at maximum level.

(4)

The RSUs vest over two years, with 1/8th of the RSUs vesting on each quarterly anniversary following the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(5)

The PRSUs vest over four years contingent on the satisfaction of both a one-year service-based requirement and performance-based requirements divided into three separate tranches of performance goals based on the Company’s stock price, revenue and adjusted gross profit. Vesting of the PRSUs is subject to continued service with the Company through the applicable vesting date.

(6)

The RSUs vest over four years, with 1/16th of the RSUs vesting on each quarterly anniversary following the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(7)

On March 1, 2023, the Board approved a one-time repricing of certain out-of-the-money stock options held by employees who remained employed through March 6, 2023, including the NEOs, with each such stock option repriced to have a per share exercise price of $15.88, the closing price of the Company’s common stock on March 6, 2023, except that each stock option held by certain of our executives, including our NEOs, that was repriced was subject to a one-year exercise premium of two times the $15.88 exercise price, or $31.76. The exercise premium would have applied to any exercise of repriced options by an NEO, or the cessation of the NEO’s service to the Company, prior to March 6, 2024. On March 6, 2024, the exercise premium applicable to the NEOs’ repriced options expired and was removed. There were no changes to the number of shares, the vesting schedule or the expiration date of the repriced stock options.

(8)

1/16th of the shares underlying the option vest on each of the first four quarterly anniversaries following the vesting commencement date, and 3/16ths of the shares vest on each of the following four quarterly anniversaries thereafter, subject to continued service with the Company through the applicable vesting date.

(9)	1/48th of the shares underlying the option vest on each monthly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date.
(10)	1/16th of the shares underlying the option vest on each quarterly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

Options Exercised and Stock Vested

The following table shows options exercised and PRSUs and RSUs vested during 2025.

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
Richard McCathron			114,747	3,316,298
Stewart Ellis	6,300	132,867	94,498	2,744,418
Guy Zeltser			30,902	897,901
Torben Ostergaard			31,251	901,930
Michael Stienstra			30,269	875,916

(1)

The value realized on exercise is calculated by multiplying (a) the number of shares acquired upon exercise by (b) the excess of the market price of our Common Stock on the exercise date over the exercise price of the option.

(2)

Reflects the net number of shares received after withholding shares for taxes. The following number of shares were withheld for taxes for each NEO in 2025: (1) Mr. McCathron: 45,896; (2) Mr. Ellis: 48,733; (3) Mr. Zeltser: 15,319; (4) Mr. Ostergaard: 12,615; (5) Mr. Stienstra: 11,463.

(3)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our Common Stock on the vesting date.

Potential Payments Upon Termination or Change in Control

The Company is not party to any employment or severance agreements with its NEOs and there are no guaranteed cash payments to any NEOs upon their separation from service with the Company. The only payments an NEO might receive in the event of a termination of employment with the Company would be pursuant to a Separation Agreement that would be negotiated at the time of such termination and would be based on the NEO’s tenure, the circumstances of the separation, and other relevant factors.

The 2021 Plan and the equity award agreements granted under it provide for acceleration of equity awards in the event of a Termination of Service without Cause or by the NEO for Good Reason within the three (3) months prior to or twelve (12) months following a Change in Control (capitalized terms as defined in the 2021 Plan).

The following chart assumes that the NEO’s service terminated on December 31, 2025.

Name		Qualifying Termination of Employment	Qualifying Termination in Connection with a Change in Control(1)	Change in Control	Death/ Disability
Richard McCathron	Cash Severance	—	—	—	—
	RSUs	—	$3,398,468	—	—
	PRSUs	—	$2,066,316	—	—
	Options	—	$132,145	—	—
	Continuation of Health Benefits	—	—	—	—
Stewart Ellis	Cash Severance	—	—	—	—
	RSUs	—	$1,274,520	—	—
	PRSUs	—	$795,616	—	—
	Options	—	—	—	—
	Continuation of Health Benefits	—	—	—	—
Guy Zeltser	Cash Severance	—	—	—	—
	RSUs	—	$1,277,558	—	—
	PRSUs	—	$466,992	—	—
	Options	—	$15,876	—	—
	Continuation of Health Benefits	—	—	—	—
Torben Ostergaard	Cash Severance	—	—	—	—
	RSUs	—	$634,658	—	—
	PRSUs	—	$795,616	—	—
	Options	—	—	—	—
	Continuation of Health Benefits	—	—	—	—
Michael Stienstra	Cash Severance	—	—	—	—
	RSUs	—	$672,258	—	—
	PRSUs	—	$466,992	—	—
	Options	—	—	—	—
	Continuation of Health Benefits	—	—	—	—

(1)

Amounts shown represent the total value of (a) accelerated equity awards calculated by multiplying the number of PRSUs (calculated at target achievement levels) or RSUs vesting by $30.08, the closing price of the Company’s Common Stock on December 31, 2025 and (b) accelerated option awards calculated by multiplying (i) the number of options by (ii) the difference between the strike price of the options and $30.08, the closing price of the Company’s Common Stock on December 31, 2025.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO 1 ($)	Compensation Actually Paid to PEO 1, 2, 3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Revenue ($ Millions) 5
					TSR ($)	Peer Group TSR ($)
2025	5,997,265	6,233,558	1,922,882	1,984,258	221.18	191.86	62.6	468.6
2024	2,849,375	6,549,271	1,648,884	3,155,913	196.84	189.95	(28.6)	372.1
2023	2,660,000	2,025,520	1,860,875	1,367,181	67.06	132.60	(263.0)	209.7

1.	Richard McCathron was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2024	2025
Stewart Ellis	Torben Ostergaard	Guy Zeltser
Yuval Harry	Stewart Ellis	Michael Stienstra
	Yuval Harry	Torben Ostergaard
Stewart Ellis

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	5,997,265	(4,767,265)	5,003,558	6,233,558
2024	2,849,375	(1,756,250)	5,456,146	6,549,271
2023	2,660,000	(1,850,000)	1,215,520	2,025,520

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,922,882	(1,037,518)	1,098,894	1,984,258
2024	1,648,884	(812,467)	2,319,496	3,155,913
2023	1,860,875	(1,202,500)	708,806	1,367,181

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total- Inclusion of Equity Values for PEO ($)
2025	3,873,225	(6,616)	892,510	244,439	—	5,003,558
2024	2,091,406	1,301,608	995,000	1,068,132	—	5,456,146
2023	570,000	(258,406)	469,000	434,926	—	1,215,520

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total- Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	761,092	(49,698)	287,814	99,686	—	1,098,894
2024	1,003,875	359,334	477,601	478,686	—	2,319,496
2023	370,500	(165,896)	304,851	199,351	—	708,806

4.
The Peer Group TSR set forth in this table utilizes Hudson Structured Capital Management Ltd Public InsurTech Index (the “HSCM Public InsurTech Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2022, through the end of the listed year in the Company and in the HSCM Public InsurTech Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the cumulative TSR over the three most recently completed fiscal years for the Company, and the HSCM Public InsurTech Index TSR over the same period.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the three most recently completed fiscal years.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Revenue during the three most recently completed fiscal years.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

On August 2, 2021, we adopted a Non-Employee Director Compensation Program, which we amended on May 3, 2023 (the “Prior Director Compensation Program”) and June 11, 2025 (as further amended, the “Non-Employee Director Compensation Program”). Pursuant to the Non-Employee Director Compensation Program, our non-employee directors receive cash compensation as follows:

•

Each non-employee director will receive an annual cash retainer in the amount of $60,000 per year. The Lead Independent Director of the Board receives additional annual cash compensation in the amount of $22,500 per year for such Lead Independent Director’s service on the Board, and the Non-Executive Chair of the Board receives additional cash compensation in the amount of $30,000 per year for such non-executive Chair’s service on the Board (the Prior Director Compensation Program did not provide for a separate Non-Executive Chair retainer).

•

The Chairperson of the Audit, Risk, and Compliance Committee receives additional annual cash compensation in the amount of $20,000 per year for such Chairperson’s service on the Audit, Risk, and Compliance Committee. Each non-chairperson member of the Audit, Risk, and Compliance Committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit, Risk, and Compliance Committee.

•

The Chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such Chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the Compensation Committee.

•

The Chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $8,000 per year for such Chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Director fees will be payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.

Under the Non-Employee Director Compensation Program, each newly elected non-employee director automatically receives the Annual RSU Award (as hereinafter defined) at the close of business on the day of such election, the value of which is prorated from the date of election until (i) if the date of the next annual meeting of the Company’s stockholders (“Annual Meeting”) has been determined, the date of the next Annual Meeting, and (ii) if the date of the next Annual Meeting has not yet been determined, the date that is the first anniversary of the most recent Annual Meeting (such prorated Annual RSU Award, the “Prorated Annual RSU Award”). The Prorated Annual RSU Award for each newly elected non-employee director shall vest in full upon the first anniversary of the date of grant, subject to the non-employee director continuing in service to the Company and its subsidiaries through such vesting date.

Each non-employee director who (i) is serving on the Board as of the date of an Annual Meeting and (ii) will continue to serve as a non-employee director immediately following such Annual Meeting, shall be granted an award of RSUs covering a number of shares of the Company’s common stock calculated by dividing (x) $130,000 (raised from $110,000 under the Prior Director Compensation Program) by (y) the Grant Date Value (the “Annual RSU Award”). For purposes of the Non-Employee Director Compensation Program, “Grant Date

Value” means the average closing market price of the Company’s common stock as quoted on the national exchange with which the common stock is listed for the 30-day period immediately preceding the applicable date of grant. The Annual RSU Award is automatically granted on the date of the applicable Annual Meeting, and vests in full upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the Annual Meeting that occurs following the date of grant, subject to the non-employee director continuing in service to the Company and its subsidiaries through such vesting date.

All equity awards held by a director will vest in full upon the consummation of a Change in Control (as defined in the 2021 Plan).

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2025. The compensation for Mr. McCathron as an executive officer is set forth above under “ —Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Eric Feder	66,000	115,370	181,370
Lori Dickerson Fouché	68,000	115,370	183,370
Hugh R. Frater	70,000	115,370	185,370
Laura Hay	18,500	89,396	107,896
Susan Holliday	19,000	89,396	108,396
Sam Landman	76,000	115,370	191,370
John Nichols	86,000	115,370	201,370
Mark Schaaf	70,000	115,370	185,370
Sandra Wijnberg	98,787	115,370	214,157

(1)

Amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the non-employee directors, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our financial statements in our Annual Report on Form 10-K.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Stock Awards Outstanding at Year End (#)	Option Awards Outstanding at Year End (#)
Eric Feder	4,738	—
Lori Dickerson Fouché	4,738	—
Hugh R. Frater	4,738	—
Laura Hay	2,502	—
Susan Holliday	2,502	—
Sam Landman	4,738	—
John Nichols	4,738	—
Mark Schaaf	4,738	—
Sandra Wijnberg	4,738	9,736

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group, as of April 1, 2026, unless otherwise indicated.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

We have based our calculation of the percentage of beneficial ownership on 26,031,227 shares of common stock outstanding as of April 1, 2026.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	+60 Days Vested(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Blackrock, Inc. (3)	1,268,932	—	1,268,932	5.0%
The Lennar Foundation, Inc. (4)	2,071,997	—	2,071,997	8.0%
Talkot Fund LP and affiliates (5)	2,888,370	—	2,888,370	11.4%
Named Executive Officers and Directors
Richard McCathron (6)	271,782	292,517	564,299	2.17%
Stewart Ellis (7)	168,893	131,767	300,660	1.15%
Guy Zeltser (8)	14,866	11,134	26,000	*
Torben Ostergaard (9)	3,667	3,231	6,898	*
Michael Stienstra (10)	37,027	3,231	40,258	*
Eric Feder (11)	22,077	—	22,077	*
Lori Dickerson Fouché	17,077	—	17,077	*
Hugh R. Frater (12)	60,131	—	60,131	*
Laura Hay	—	—	—	—
Susan Holliday	—	—	—	—
Sam Landman	19,534	—	19,534	*
John Nichols (13)	61,825	—	61,825	*
Mark Schaaf	11,365	—	11,365	*
Sandra Wijnberg (14)	21,757	9,736	31,493	*
All executive officers and directors as a group (14 persons)	714,739	451,616	1,166,355	4.48%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Hippo Holdings Inc., 1 Almaden Blvd., Ste 400, San Jose, California 95113.
(2)	Includes shares which the individual has the right to acquire within 60 days following April 1, 2026.
(3)	Based solely on a Schedule 13G filed with the SEC on January 21, 2026. Blackrock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.
(4)

Based solely on (i) a Schedule 13 D/A filed with the SEC on February 19, 2026 by Lennar Corporation reporting that on February 17, 2026, LEN FW Investor, LLC contributed 2,067,997 shares of Common Stock to The Lennar Foundation, Inc., a private 501(c)(3) foundation organized under the laws of the State of Florida and exempt private foundation described in Section 501(c)(3) of the Internal Revenue Code of

1986, as amended (the “Lennar Foundation”), for no consideration and Len X, LLC contributed 4,000 shares of Common Stock to the Lennar Foundation for no consideration; and (ii) a Schedule 13G filed with the SEC by the Lennar Foundation on March 6, 2026 reporting its ownership of those shares of Common Stock. The Lennar Foundation’s address is 5505 Waterford District Drive, Miami, FL 33126.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2026. Talkot Fund LP’s address is 100 Meadowcreek Dr, Suite 150, Corte Madera, CA 94925.
(6)

Consists of (i) 271, 782 shares of common stock, all of which are held by Mr. McCathron; (ii) 271,326 shares of common stock issuable pursuant to Hippo options, and (iii) 21,191 RSUs scheduled to vest in May 2026.

(7)

Consists of (i) 168,893 shares of common stock, of which approximately 158,558 shares are held by Mr. Ellis and 10,335 shares are held by Mr. Ellis as grantor of a trust; (ii) approximately 126,418 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Ellis; and (iii) 5,349 RSUs scheduled to vest in May 2026.

(8)

Consists of (i) 14,866 shares of common stock, all of which are held by Mr. Zeltser (ii) approximately 3,354 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Zeltser; and (iii) 7,780 RSUs scheduled to vest in May 2026.

(9)	Consists of (i) 3,667 shares of common stock, all of which are held by Mr. Ostergaard; and (ii) 3,231 RSUs scheduled to vest in May 2026.
(10)	Consists of (i) 37,027 shares of common stock, all of which are held by Mr. Stienstra; and (ii) 3,231 RSUs scheduled to vest in May 2026
(11)	5,000 shares of common stock are held under Beep Investment LLC, all of which is owned by Eric Feder.
(12)	Consists of 43,054 shares of common stock held by Mr. Frater as trustee of a trust and 17,077 shares of common stock held by Mr. Frater.
(13)	Consists of (i) 16,563 shares of common stock held by Mr. Nichols and (ii) 50,000 shares of common stock held by Janajasa Associates L.P.
(14)

Consists of (i) 21,757 shares of common stock, of which approximately 17,077 shares are held by Mrs. Wijnberg and 4,680 shares are held by Mrs. Wijnberg as trustee of a trust and (ii) 9,736 shares of common stock issuable pursuant to Hippo options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2025 in which:

•	The Company was or is to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any director, executive officer or beneficial holder of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

Please see “Executive Compensation” for information regarding the compensation of Hippo directors and executive officers.

Employment Arrangements

We do not currently have any written employment arrangements in place with our NEOs.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Commercial Transactions

In April 2019, Hippo Enterprises Inc., a Delaware corporation (“Old Hippo”) entered into a Limited Liability Company Agreement with CalAtlantic Title Group, LLC, an affiliate of Lennar Insurance Agency, LLC, in connection with the acquisition of North American Advantage Insurance Services, LLC. Lennar Insurance Agency, LLC and its affiliated funds were beneficial owners of more than 5% of outstanding Old Hippo capital stock. The Company incurred a total of $2.7 million of expenses and $1.9 million of revenues during the year ended December 31, 2025 in connection with agreements between the Company and Lennar Insurance Agency, LLC.

For the year ended December 31, 2025, we paid to Lennar Title, Inc. an earnout payment in the amount of $1.6 million, relating to Old Hippo’s 2019 acquisition of North American Advantage Insurance Services, LLC. There is no limit to the maximum potential earnout payments, as the consideration is based on acquired customers. Lennar Insurance Agency, LLC is affiliated with LEN FW Investor, LLC and its affiliates, which together beneficially own more than 5% of Company capital stock. Eric Feder is an officer of the parent of LEN FW Investor, LLC and is a member of our Board of Directors until his resignation to be effective June 3, 2026. For the year ended December 31, 2025, we incurred expenses of $0 due to the signing of Amendment 1 to the purchase agreement of North American Advantage Insurance Services, LLC signed in December 2020.

Policies and Procedures for Related Person Transactions

On August 2, 2021, the Board of Directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A

“related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries and affiliates) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer, nominee or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or beneficial owner of more than 5% of our voting stock, as well as any other family member who might control or influence or who might be controlled or influenced by the foregoing persons because of his or her family relationship;

•

any firm, corporation, or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having control, which means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of an entity through ownership, by contract, or otherwise, or significant influence or in which such person has a 5% or greater beneficial ownership interest; and

•	any firm, corporation, or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer).

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit, Risk, and Compliance Committee has the responsibility to review related party transactions.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of more than 10 percent of our equity securities to file reports of holdings and transactions in its equity securities with the SEC generally within two business days of a reportable transaction. We seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for fiscal year 2025 were timely met, except for one Form 4 with one transaction for Mr. Zeltser related to vesting of RSUs and a sale of Common Stock and was filed late due to an administrative error.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
2019 Incentive Plan	209,951	$14.98	—	(2)
2021 Incentive Plan	399,179	$15.88	5,401,031	(3)
2021 Employee Stock Purchase Plan	—	—	1,171,763	(4)
Total	549,130	$15.54	6,572,794

(1)	All numbers and weighted average prices are as of April 1, 2026.
(2)

Following the adoption of the 2021 Incentive Plan, no additional stock awards were granted under the 2019 Incentive Plan. Any shares becoming available under the 2019 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2021 Incentive Plan.

(3)

The number of shares available for issuance under the 2021 Incentive Plan increase annually on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (A) five percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee.

(4)

The maximum number of shares of Common Stock that shall be made available for sale under the 2021 Employee Stock Purchase Plan (the “Plan”) shall be the sum of (a) 520,000 shares and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (i) one percent of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board; provided, however, no more than 3,900,000 shares may be issued under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1 Almaden Blvd., Ste 400, San Jose, California 95113 in writing not later than December 23, 2026. In connection with the 2027 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 2, 2027 and no later than March 4, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 2, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which disclosure of the date of such meeting is made by us. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2027.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

HIPPO’S ANNUAL REPORT ON FORM 10-K

A copy of Hippo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 7, 2026 without charge upon written request addressed to:

Hippo Holdings Inc.

Attention: Secretary

1 Almaden Blvd., Ste 400

San Jose, CA 95113

A reasonable fee will be charged for copies of exhibits. You may also access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/HIPO and on our investor relations website at https://investors.hippo.com/overview/default.aspx.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Sara Garvey

Sara Garvey

General Counsel and Secretary

hippo

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Hippo Holdings Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 7, 2026

Tuesday, June 2, 2026 11:00 AM, Central Time

Annual meeting to be held via the internet - please visit www.proxydocs.com/HIPO for more details.

Internet:
www.proxypush.com/HIPO
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-670-1140
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend or participate in the virtual annual meeting at www.proxydocs.com/HIPO

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Central Time, June 2, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sara Garvey and Laura Strunk (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hippo Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved hippo

Hippo Holdings Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Elect three Class II directors for a three-year term;					
		FOR	WITHHOLD			
	1.01 Lori Dickerson Fouché	☐	☐			FOR
	1.02 Hugh R. Frater	☐	☐			FOR
	1.03 Richard McCathron	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	Ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2026;	☐	☐	☐		FOR
3.	Advisory (non-binding) vote to approve the compensation of the Company's named executive officers;	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
4.	Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;	☐	☐	☐	☐	1 YEAR
5.	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.					

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)   Date   Signature (if held jointly)   Date